UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On November 3, 2014, Solar3D, Inc. (the “Company”) entered into an asset purchase agreement  (the “APA”) with MD Energy, LLC, a Nevada limited liability company (‘MDE”) and the members of MDE who hold 100% of the outstanding membership interests.  Pursuant to the terms of the APA the Company will acquire tangible and intangible assets of MDE, including cash and cash equivalents at a purchase price of $3,800,000, $1,000,000 of which will be paid in cash at the closing and the remainder of which will be evidenced by a promissory note issued by the Company.

Item 9.01 of our current report on Form 8-K filed on November 6, 2014 with respect to the APA is hereby amended to include financial statements of MDE and pro forma financial information in accordance with Items 9.01(a) and (b). Except as set forth in Item 9.01 below, no other changes are being made to our current report on Form 8-K filed on November 6, 2014.

Item 9.01	Financial Statements and Exhibits.
(a)  Financial Statements of business acquired.

MD Energy, LLC condensed consolidated interim financial statements as of September 2014 (unaudited) and December 31, 2013 (audited) and for the nine months ended September 30, 2014 and for the period from April 8, 2013 (inception) through December 31, 2013, and related notes thereto.

(b)  Pro forma financial information.

Pro Forma Financial Information as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

(d)  Exhibits

Exhibit Number	Description
10.1
Asset Purchase Agreement dated November 3, 2014 between MD Energy, LLC, Daniel Mitchell, Andrea Mitchell and Solar 3D, Inc. (previously filed as an exhibit to the Company’s quarterly report on Form 10-Q filed on November 10, 2014)

99.1
MD Energy, LLC condensed consolidated interim financial statements as of September 2014 (unaudited) and December 31, 2013 (audited) and for the nine months ended September 30, 2014 and for the period from April 8, 2013 (inception) through December 31, 2013, and related notes thereto.

99.2	Unaudited Pro forma combined financial statements of Solar3D, Inc. and MD Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: January 7, 2015	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer